UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 10, 2008, the Human Resources Committee of the Board of Directors of the Registrant adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan. The amendment provides for the issuance of options to purchase shares of the Registrant’s non-voting common stock with an exercise price of not less than fair market value on the grant date.

On December 11, 2008, the sole stockholder of the voting common stock of the Registrant approved the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan (“2009 Plan”) to be effective January 1, 2009. The 2009 Plan replaces the Registrants 2005 Senior Executive Incentive Plan. The awards granted pursuant to the 2009 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code). Eligibility to participate in the 2009 Plan is limited to senior executives of the Registrant and its subsidiaries who are, or at some future date may be, subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Human Resources Committee of the Registrant will select the 2009 Plan participants (“Participants”) for each performance period under the 2009 Plan. The 2009 Plan’s performance goal will be based upon the Registrant’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Human Resources Committee will establish the performance goal for the performance period and adopt targeted awards for Participants for such performance period. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless the Registrant achieves positive EBITDA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Harrah’s Entertainment, Inc. Management Equity Incentive Plan, as amended December 10, 2008.
10.2	Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan, effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: December 15, 2008	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary